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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Service Corporation International of our report dated March 15, 2004, except as to note nineteen, for which the date is August 27, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in Service Corporation International's Current Report on Form 8-K dated September 2, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Houston, Texas
September 1, 2004